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                              CONSENT OF COUNSEL

                                AIM Stock Funds

       We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for the retail and institutional classes of AIM Dynamics Fund and AIM S&P 500 Index Fund, which is included in Post-Effective Amendment No. 80 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-26125), and Amendment No. 54 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-1474), on Form N-1A of AIM Stock Funds.

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      --------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
September 12, 2006